EXHIBIT 21
Staff Builders, Inc. (DE)

     ATC Healthcare Services, Incorporated (GA)
          ATC Staffing Services, Inc. (DE)
     Albert Gallatin Home Care, Inc. (DE)
     The Bergall Corporation (MA)
     Careco, Inc. (MA)
     T.L.C. Medicare Services, Inc. (DE)
     T.L.C. Midwest, Inc. (DE)
     Tender Loving Care Health Care Services, Inc. (CT)
     Loving Home Care, Inc. (NY)
     Home Health Care, Inc. (MD)
     Personnel Industries, Inc. (MD)
     T.L.C. Home Health Care, Inc. (FL)

          T.L.C. Medicare Services of Dade, Inc. (FL)
          T.L.C. Medicare Services of Broward, Inc. (FL)
          Tender Loving Care Private Patient Company, Inc. (FL)

     Tender Loving Care Home Care Services, Inc. (NY)

          U.S. Ethicare Corporation (DE)

               U.S. Ethicare Albany Corporation (NY)
               U.S. Ethicare Chautauqua Corporation (NY)
               U.S. Ethicare Erie Corporation (NY)
               U.S. Ethicare Niagara Corporation (NY)
               U.S. Ethicare Onondaga Corporation (NY)
               Ethicare Certified Services, Inc. (NY)

     Staff Builders, Inc. (NY)

          American HomeCare Management Corp. (DE)
          Advanced Management Solutions, Inc. (DE)
          Albert Gallatin Services Corporation (PA)
          S.B.H.F., Inc. (NY)
          Staff Builders Services, Inc. (NY)
               MedVisit, Inc. (NC)
          Staff Builders Home Health Care, Inc. (DE)
          Staff Builders International, Inc. (NY)
          Staff Builders Personnel Services, Inc. (NY)
          Staff Builders Prescription Services, Inc. (FL)
          Professional Detail Services, Inc. (NY)
          A Reliable Homemaker of Martin-St. Lucie County,
          Inc.(FL)
          St. Lucie Home Health Agency, Inc. (FL)
          S.B. Assured Home Care, Inc. (DE)
[ed:corp3]